Exhibit 10.45

CAN B Corp.

960 South Broadway

Suite 120

Hicksville, NY 11801

Re:	Amended Proposed Private Placement Financing

Dear Marco Alfonsi

1. As you know, on March 11, 2022, CAN B Corp. (“CANB”), entered into a Proposed Private Placement Financing Agreement (the March 11th Agreement) with J.H. Darbie & Co., Inc. (“Darbie”).. This amended letter will replace the March 11th Agreement and confirm the current understanding and agreement (the “Agreement”) between Darbie and CANB as follows: Engagement. The Company hereby engages Darbie on a nonexclusive basis to conduct a review of the business and financial condition of the Company and its proposed Private Placement financing (“Offering”) to be used in connection with the Offering, with a view toward possibly participating as a sales agent in the private placement of Convertible Note (the “Securities”) of the Company to a limited number of investors (“Investors”) to be introduced to the Company by Darbie and other authorized securities broker-dealers that are members in good standing of The Financial Industry Regulatory Authority, Inc. (“FINRA”). Such private placement will be referred to as the “Transaction.” Currently, the Company plans to raise up to $1,125,000. The number and price of the Securities the Company will ultimately agree to sell and the Investors to whom the Securities are sold, pursuant to the Subscription Documents (defined below), are entirely within the Company’s discretion.

2. Offering Materials. The Company will prepare and deliver to Darbie copies of subscription materials including the appropriate disclosure documents, relating to, among other things, the Company, the Securities, and the terms of the Offering. These subscription materials, including all exhibits thereto and all documents delivered therewith and incorporated by reference therein, are referred to herein as the “Offering Materials,” unless the subscription material (including exhibits or documents) is supplemented or amended in accordance with this Agreement, in which event, the term “Offering Materials” refers to such subscription material, exhibits, and documents as so supplemented or amended from and after the time of its delivery to Darbie. The Company is responsible for reviewing and finally approving the Offering Materials and all related documents used by Darbie in the Transaction.

(a) Darbie’s Role. Darbie hereby accepts the engagement described herein and, in that connection, agrees to assist and advise the Company respecting the terms of the Transaction.

3. Due Diligence. It is understood that Darbie’s assistance in the Transaction will be subject to the completion, satisfactory to Darbie in its sole discretion, of its Due Diligence and the approval of Darbie’s supervisory personnel of the undertaking. Darbie will have the right, in its sole discretion, to terminate this Agreement if the outcome of the Due Diligence is not satisfactory to Darbie or if approval of its supervisory personnel is not obtained (“Early Termination”).

J.H. Darbie & Co.

40 Wall Street New York, NY 10005

Telephone: 212-269-7271 Fax: 212-269-7330

www.jhdarbie.com

J. H. DARBIE & CO., INC.

CAN B Corp.

May 19, 2022

4. Term.

(a) The term of Darbie’s engagement hereunder will extend from the date hereof until: (i) Early Termination; (ii) 60 days from the date of this agreement; (iii) all offered Securities are sold; (iv) the Offering is terminated by the Company; or (v) this Agreement is terminated by either party as provided below, whichever first occurs.

(b) The term may be extended for two additional 60 days periods at the written election of CANB with the consent of Darbie.

(c) During the term of Darbie’s engagement hereunder: (i) the Company will have the right to contact or solicit institutions, corporations, or other entities as potential purchasers of the Securities; and (ii) The Company may reject a potential Investor if, in its discretion, the Company believes that the inclusion of such Investor in the Company would be incompatible with the Company’s best interests. The Company will not be obligated to sell the Securities or to accept any offer therefor, and the terms of the Securities and the final decision to issue the same will be subject to the Company’s discretionary approval.

(d) Either party may terminate this Agreement at any time by giving the other party at least 15 days’ prior written notice of such termination. Termination will not alter the Company’s obligation to pay Darbie’s fees in accordance with section 8. Any obligation pursuant to this section 4 will survive the termination or expiration of this Agreement.

(e) If during the Term of this Agreement and for the 24 months following termination or expiration of this Agreement, an Investor purchases equity or debt securities from the Company; the Company will pay Darbie fee in the amount that would otherwise have been payable to Darbie in accordance with this Agreement had such Transaction occurred during the Term. The fee will be payable upon the receipt of the purchase price for the securities or the close of the Transaction,

5. Best Efforts. Subject to the satisfactory completion of its Due Diligence and election to participate in the Transaction, the Company acknowledges that Darbie’s involvement in the Transaction is strictly on a “best-efforts” basis and that the consummation of the Transaction will be subject to, among other things, market conditions.

6. Information. The Company will furnish, or cause to be furnished, to Darbie all information reasonably requested by Darbie and its counsel for the purpose of rendering services hereunder (all such information being the “Information”). In addition, the Company agrees to make available to Darbie and its counsel upon request, from time to time, the officers, directors, accountants, counsel, and other advisors of the Company. The Company recognizes and confirms that Darbie and its counsel: (a) will use and rely on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) do not assume responsibility for the accuracy or completeness of the Information and such other information; and (c) will not make an appraisal of any of the Company’s assets or liabilities.

7. Company’s Responsibilities, Representations, and Warranties.

(a) The Company represents and warrants to Darbie that: (i) the Offering Materials (excluding any documents attached as exhibits or incorporated by reference to the Offering Materials) is or will be, as of their respective dates, true and accurate in all material respects and do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (ii) any projected financial Information or other forward-looking Information that the Company provides to Darbie will be made by the Company in good faith and based on facts and assumptions that the Company believes to be reasonable.

J. H. DARBIE & CO., INC.

CAN B Corp.

May 19, 2022

(b) The sale of Securities to any Investor will be evidenced by a subscription agreement and related subscription documents, in forms reasonably satisfactory to the Company and Darbie (collectively, “Subscription Documents”), between the Company and such Investor. Prior to the signing of any Subscription Documents, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective Investors.

(c) The selling price of the Securities and the number to be issued and sold by the Company pursuant to the Subscription Documents will be specified in writing by the Company.

(d) The Company will perform the covenants set forth in the Subscription Documents.

(e) The Company: (i) represents and warrants that the representations and warranties contained in the Subscription Documents will be true and correct in all respects on the date of the Subscription Documents and on the closing date; and (ii) agrees that Darbie will be entitled to rely on such representations and warranties as if they were made directly to Darbie.

(f) The Company agrees that it will comply with all applicable terms and conditions of the Securities Act of 1933, as amended, to ensure that the sale of Securities contemplated by this Agreement will be exempt from the registration requirements, and the Company will otherwise comply with the securities laws of any applicable country or other jurisdiction. The Company will not take any action or permit any action to be taken on its behalf that would cause the sale of any Securities to fail to qualify for such an exemption or otherwise comply with applicable securities laws.

(g) The Company warrants and represents that none of its directors, executive officers, other officers participating in the Offering, or any soliciting associated person of the Company compensated in connection with this Offering (each, a “Covered Person” and collectively, “Covered Persons”) is subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualifying Event”). The Company warrants and represents that it has exercised reasonable care to determine whether any Covered Person is subject to a Disqualifying Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506 and further agrees to promptly notify Darbie in writing should any Disqualifying Events come to the attention of the Company during the term of this Agreement that could be reasonably expected to have a material adverse consequence on the Offering or Darbie’s services provided in connection therewith.

(h) The Company represents and warrants to Darbie that there are no brokers, representatives, or other persons who have an interest in compensation due to Darbie from any Transaction contemplated herein or who would otherwise be due any fee, commission, or remuneration upon consummation of any Transaction.

8. Fees.

(a) As compensation for the services to be rendered by Darbie hereunder, the Company will pay to Darbie a fee equal to 8% of the gross proceeds raised from the sale of the Securities to customers of Darbie, including all amounts placed in an escrow account or payable in the future and all amounts paid or payable upon exercise, conversion or exchange of such securities received or receivable directly by the Company in any placement of the Company’s securities directly or indirectly resulting from Darbie’s introductions to prospective investors. Such consideration paid in cash shall be paid directly to Darbie out of escrow, as and when such consideration is paid to the Company.

J. H. DARBIE & CO., INC.

CAN B Corp.

May 19, 2022

(b) As further compensation for the services to be rendered by Darbie hereunder, the Company shall issue to Darbie warrants to purchase that number of Securities that equals 8% of the number of Securities sold by Darbie in the offering. The warrants shall have the same terms and exercise price of the warrants purchased by investors in this offering. The warrants shall be exercisable immediately after the date of issuance, shall have participating registration rights and shall expire 5 years after the date of issuance, unless otherwise extended by the Company. The warrants shall include a cashless exercise provision and will be non-redeemable and provide for automatic exercise upon expiration. The warrants shall be transferable, subject only to the securities laws, by the holders thereof.

(c) The Company’s obligations under this section will survive the termination or expiration of this Agreement.

9. Indemnity. In addition to the fees provided for above, the parties agree to the following indemnification provisions:

(a) The Company agrees to indemnify and hold harmless Darbie and its affiliates, and their respective directors, officers, employees, agents, and controlling persons (each such person, including Darbie, an “Indemnified Party”), from and against any losses, claims, damages, and liabilities, joint or several (collectively, the “Damages”), to which an Indemnified Party may become subject in connection with or otherwise relating to or arising from: (i) any Transaction or the engagement of, or performance of services by, an Indemnified Party hereunder; or (ii) any untrue statement of a material fact or omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. The Company agrees to will reimburse each Indemnified Party for all fees and expenses (including the fees and expenses of counsel) (collectively, “Expenses”) as incurred in connection with investigating, preparing, pursuing, or defending any threatened or pending claim, action, proceeding, or investigation (collectively, the “Proceedings”) arising therefrom, whether or not the Indemnified Party is a formal party to such Proceeding; provided, that the Company will not be liable to any Indemnified Party to the extent that any Damages are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any person asserting claims on the Company’s behalf arising out of or in connection with any Transactions or the engagement of, or performance of services by, any Indemnified Party thereunder, except to the extent that any Damages are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party.

(b) If for any reason, other than in accordance with this Agreement, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company will contribute to the amount paid or payable by an Indemnified Party as a result of Damages (including all Expenses incurred) such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders, on the one hand, and Darbie, on the other hand, in connection with the matters covered by this Agreement. If the foregoing allocation is not permitted by applicable law, the Company will contribute to the amount paid or payable by an Indemnified Party as a result of Damages (including all Expenses incurred) such proportion as is appropriate to reflect not only the relative benefits but also the relative faults of the parties as well as any relevant equitable considerations. The Company agrees that for purposes of this section, the relative benefits to the Company and its stockholders and Darbie in connection with the matters covered by this Agreement will be deemed to be in the same proportion that the total value paid or received or to be paid or received by the Company and its stockholders in connection with the Transactions, whether or not consummated, bears to the fees paid to Darbie under this Agreement; provided, that in no event will the total contribution of all Indemnified Parties to all Damages exceed the amount of fees actually received and retained by Darbie hereunder (excluding any amounts received by Darbie for performing Due Diligence).

J. H. DARBIE & CO., INC.

CAN B Corp.

May 19, 2022

(c) The Company agrees not to enter into any waiver, release, or settlement of any Proceedings (whether or not Darbie or any other Indemnified Party is a formal party to such Proceedings) in respect of which indemnification may be sought hereunder without the prior written consent of Darbie (which consent will not be unreasonably withheld), unless the waiver, release, or settlement includes an unconditional release of Darbie and each Indemnified Party from all liability arising out of the Proceeding.

(d) The indemnity, reimbursement, and contribution obligations of the Company hereunder will be in addition to any liability that the Company may otherwise have to any Indemnified Party and will be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company or an Indemnified Party.

(e) The provisions of this indemnification section will survive the modification, termination, or expiration of this Agreement.

10. Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the laws of the state of New York, without giving effect to any choice or conflict of law provision or rule (whether the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York. All disputes respecting this Agreement will be resolved through arbitration.

11. Confidentiality. Except for disclosure to the Investors and as otherwise required by law, this Agreement and the services and advice to be provided by Darbie hereunder will not be disclosed to third parties without Darbie’s prior written permission. Notwithstanding the foregoing, Darbie will be permitted to advertise the services it provided in connection with the Transaction subsequent to the consummation of the Transaction.

12. Compliance by Darbie. Notwithstanding the Company’s obligations in subsection 7(f), Darbie agrees that it will comply with the applicable terms and conditions of the Securities Act of 1933, as amended, to ensure that the sale of Securities by it contemplated by this Agreement will be exempt from the registration requirements, and Darbie will otherwise comply with applicable securities laws in connection with the services it provides pursuant to this Agreement.

13. Authorization. Each of the Company and Darbie represent and warrant that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery, and performance of this Agreement does not breach or conflict with any agreement, document, or instrument to which it is a party or bound.

J. H. DARBIE & CO., INC.

CAN B Corp.

May 19, 2022

14. Miscellaneous. This Agreement constitutes the entire understanding and agreement between the Company and Darbie respecting the subject matter hereof and supersedes all prior understandings or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. This Agreement and all rights, liabilities, and obligations hereunder will be binding upon and inure to the benefit of each party’s successors but may not be assigned without the prior written approval of the other party. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which will, together, constitute only one instrument. The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement, and will not affect in any way the meaning or interpretation of this Agreement.

Darbie looks forward to working with you. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it to us, whereupon this letter will constitute a binding agreement as of the date first above written.

J. H. DARBIE & CO., INC.

By:
Name:	Xavier Vicuna
Title:	Vice President

Accepted and agreed to

as of the above date:

CAN B Corp.

By:
Name:	Marco Alfonsi
Title:	CEO